FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY FUND TRUST
811-22321
For Period Ended 04/30/2015

The following documents were previously filed with Post-Effective Amendment No. 73 to the Registrant’s registration statement filed on February 27, 2015, accession number 0001144204-15-012696.

 Investment Advisory Contracts

1.	Amended and Restated Management Agreement dated February 27, 2015
2.	Form of Amendment to MacKay Subadvisory Agreement dated February 28, 2014
3.	Form of Amendment to MacKay Subadvisory Agreement dated February 27, 2015

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